As filed with the Securities and Exchange Commission on October 3, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549
Form F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EKSPORTFINANS ASA
(Exact name of Registrant as specified in its charter)

Kingdom of Norway	Not Applicable	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Translation of Registrant’s name into English)	(I.R.S. Employer Identification Number)
Dronning Mauds gate 15
N-0250 Oslo
Norway
+47 22 01 22 01
(Address and telephone number of Registrant’s principal executive offices)
Innovation Norway
655 Third Avenue, Room 1810
New York, New York 10017-9111
+1 212 885 9700
(Name, address and telephone number of agent for service)
Copy of communications to:
Paul Burns
Allen & Overy LLP
One New Change
London EC4M 9QQ
United Kingdom
+44 207 330 3000
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Calculation of Registration Fee

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price per	aggregate offering	registration
to be registered	registered	unit	price	fee

Warrants(1)

(1)	An unspecified aggregate initial offering price or number of warrants is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of warrants. In accordance with Rules 456(b) and 457(r), Eksportfinans ASA is deferring payment of the entire registration fee.

PROSPECTUS
EKSPORTFINANS ASA
(a Norwegian company)
Warrants
        We may offer warrants for sale through this prospectus. We may offer these warrants from time to time in one or more offerings. We will provide the specific terms of the warrants that we may offer in supplements to this prospectus. You should read this prospectus, any prospectus supplement and any pricing supplement carefully before you invest. You should also consider carefully the documents incorporated by reference in this prospectus and in any prospectus supplement or any pricing supplement and in the registration statement to which they relate, before you invest.
      Investing in our securities involves risks. Carefully consider the “Risk Factors” beginning on page 6 of our Annual Report on Form 20-F/A for the year ended December 31, 2005, as filed on August 29, 2006, as well as the risk factors included in the applicable prospectus supplement or pricing supplement.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 3, 2006.

      No person is authorized to give any information or represent anything not contained in this prospectus and the accompanying prospectus supplement. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus and any accompanying prospectus supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.
      In this prospectus, “Eksportfinans”, the “Company”, “we”, “us” and “our” refer to Eksportfinans ASA or Eksportfinans and its subsidiary Kommunekreditt Norge AS, as the context requires, and “Kommunekreditt” refers to Kommunekreditt Norge AS.

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the SEC) utilizing the “shelf” registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.
      This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will contain specific information about the terms of the securities. The prospectus supplement and, if applicable, the pricing supplement may add to or update or change information about us contained in this prospectus, but it will not change the nature of the securities that may be offered by us. You should read this prospectus, any prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information About Us”.
FORWARD-LOOKING STATEMENTS
      Except for historical statements and discussions, statements contained in this prospectus constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. Other documents of Eksportfinans ASA filed with or furnished to the SEC, including those incorporated by reference in this prospectus, may also include forward-looking statements, and other written or oral forward-looking statements have been made and may in the future be made from time to time by us or on our behalf.
      Forward-looking statements include, without limitation, statements concerning our financial position and business strategy, our future results of operations, the impact of regulatory initiatives on our operations, our share of new and existing markets, general industry and macro-economic growth rates and our performance relative to these growth rates. Forward-looking statements generally can be identified by the use of terms such as “ambition”, “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “plan”, “seek”, “continue” or similar terms.
      By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate, management’s beliefs and assumptions made by management about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of our control, that may cause actual results to differ materially from any future results expressed or implied from the forward-looking statements.
      Actual results, performance or events may differ materially from those in such statements due to, without limitation:

•	changes in the competitive conditions, regulatory environment or political, social or economic conditions in the markets in which we operate,

•	market, foreign exchange rate and interest rate fluctuations,

•	the ability of counterparties to meet their obligations to us,

•	the effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations,

•	operational factors such as systems failure, human error, or the failure to properly implement procedures,

•	the effects of changes in laws, regulations or accounting policies or practices, and various other factors beyond our control.
      The foregoing list of important factors is not exhaustive. Additional information regarding the factors and events that could cause differences between forward-looking statements and actual results is contained in our SEC filings. For further discussion of these and other factors, see “Risk Factors” in our most recent Annual Report on Form 20-F/A filed with the SEC on August 29, 2006.

      As a result of these and other factors, no assurance can be given as to our future results and achievements. You are cautioned not to put undue reliance on these forward-looking statements, which are neither predictions nor guarantees of future events or circumstances. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or circumstances or otherwise.
      All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are similarly qualified.
EKSPORTFINANS ASA
      Eksportfinans is the only specialized export lending institution in Norway, and we provide financing for a broad range of exports and for the internationalization of Norwegian industry, including the purchase of foreign assets and other export-related activities. To a lesser extent, we also provide financing for the purchase of Norwegian-produced capital goods and related services within Norway. We provide both commercial loans as well as government-supported financing. For the latter, fixed-interest loans are available according to the OECD Arrangement on Guidelines for Officially Supported Credits agreed to by most of the member countries of the Organization for Economic Cooperation and Development. At the request of the Norwegian Government, we may also from time to time provide other types of financing.
      Our principal assets are our loans and investments, which are financed by our equity capital and by borrowings principally in the international capital markets. Our principal source of income is the excess of our interest revenue on our assets over the interest expense on our borrowings.
      Our articles of association require that all of our loans be supported by, or extended against, guarantees issued by, or claims on,

•	Norway or other countries, including local, regional and foreign authorities and government institutions, with high creditworthiness,

•	Norwegian or foreign banks or insurance companies, or

•	internationally creditworthy Norwegian or foreign companies, or certain types of collateral.
      To date we have collected all loans falling due, either from the original obligor or by exercise of guarantees, and therefore have experienced no loan losses.
      Our wholly owned subsidiary, Kommunekreditt, makes loans without any form of credit enhancement to Norwegian municipalities, counties and to companies that are the joint undertaking of two or more municipalities (so called joint-municipal companies) and to private independent companies against guarantees from municipalities, counties or the Norwegian Government. Kommunekreditt provides loans with fixed rates of interest from one month to 10 years or at a floating rate of interest both for refinancing existing loans and for new investments.
      Eksportfinans was incorporated on May 2, 1962 as a limited liability company under the laws of Norway. Our principal executive offices are located at Dronning Mauds gate 15, N-0250 Oslo, Norway, and our telephone number is +47 22-01-22-01.
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
      We file annual reports with and furnish other information to the SEC. You may read and copy any document filed with or furnished to the SEC by us at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations.

      As allowed by the SEC, this prospectus does not contain all the information you can find in our registration statement or the exhibits to the registration statement. The SEC allows us to “incorporate by reference” information into this prospectus, which means that:

•	documents incorporated by reference are considered part of this prospectus,

•	we may disclose important information to you by referring you to those documents, and

•	information that we file with or furnish to the SEC after the date of this prospectus that is incorporated by reference in this prospectus automatically updates and supersedes information in this prospectus.
      Unless otherwise noted, all documents incorporated by reference have the SEC file number 1-8427. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005 as filed on August 29, 2006,

•	our Reports on Form 6-K furnished to the SEC May 5, 2006 (two on May 5), August 14, 2006, August 15, 2006, August 25, 2006, September 28, 2006 and October 2, 2006,

•	our Report on Form 6-K/A furnished to the SEC August 29, 2006, and

•	each of the following documents that we file with or furnish to the SEC after the date of this prospectus from now until we terminate the offering of securities under this prospectus:

—	reports filed under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, and

—	reports furnished on Form 6-K that indicate that they are incorporated by reference in this prospectus.
      The documents incorporated by reference in this prospectus contain important information about us and our financial condition. You may obtain copies of these documents in the manner described above. You may also upon written or oral instructions request a copy of these filings, excluding exhibits, at no cost by contacting us at:
          Eksportfinans ASA
          Treasury Department
          Dronning Mauds gate 15
          N-0250 Oslo
          Norway
          Tel: +47 22 01 22 01
          Fax: +47 22 01 22 06
          E-mail: funding@eksportfinans.no
FINANCIAL AND EXCHANGE RATE INFORMATION
      Except as otherwise noted, we present financial statement amounts in this prospectus and in the documents incorporated by reference in accordance with generally accepted accounting principles in Norway (Norwegian GAAP), which differ in significant respects from generally accepted accounting principles in the United States (U.S. GAAP). For a discussion of the principal differences between Norwegian GAAP and U.S. GAAP relevant to Eksportfinans, see Note 34 to our audited consolidated financial statements included in our Annual Report on Form 20-F/A for the fiscal year ended December 31, 2005, as filed on August 29, 2006, which is incorporated by reference in this prospectus.
      We have derived the financial data in this prospectus for the fiscal year ended December 31, 2005, from our audited financial statements. We have derived all financial data in this prospectus presenting interim figures from unaudited financial statements.
      As used in this prospectus, “dollar” or “$” refer to the U.S. dollar and “kroner” or “NOK” refer to the Norwegian krone.

ENFORCEMENT OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS
      We are a Norwegian company, all of our directors and management and certain of the experts named in this prospectus are residents of Norway, and a substantial portion of their respective assets are located in Norway. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons with respect to matters arising under U.S. Federal securities laws or to enforce against them judgments of courts of the United States predicated upon civil liability under the U.S. Federal securities laws. We have been advised by Jens Olav Feiring, Esq., our Executive Vice President and Deputy Chief Executive Officer, that there is doubt as to the enforceability in actions in Norway, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the civil liability provisions of the U.S. Federal securities laws. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in Norway.
USE OF PROCEEDS
      Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations and debt repayment and refinancing. The details of any material debt repayment will be described in the applicable prospectus supplement or pricing supplement.

DESCRIPTION OF THE WARRANTS
General
      We may issue warrants that are either debt warrants or universal warrants. We may issue warrants in any amounts or in as many distinct series as we determine. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent to be designated in the applicable prospectus supplement. When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.
      This section describes some of the general terms and provisions of the warrants. We will describe the specific terms of a series of warrants and the applicable warrant agreement in the applicable prospectus supplement. The following description and any description of the warrants in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement. A form of the warrant agreement reflecting the particular terms and provisions of a series of offered warrants will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement and this prospectus. See “Where You Can Find More Information About Us” above for information on how to obtain copies of any warrant agreements.
Description of Debt Warrants
      Debt warrants are rights for the purchase of debt securities. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants and the warrant agreement relating to the debt warrants, including the following:

•	the offering price;

•	the designation, aggregate stated principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency, currency unit, or composite currency in which the price for the debt warrants is payable;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued, and the number of debt warrants issued with each security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which, and the currency, currency units, or composite currency based on or relating to currencies in which, the principal amount of debt securities may be purchased upon exercise;

•	the dates the right to exercise the debt warrants will commence and expire and, if the debt warrants are not continuously exercisable, any dates on which the debt warrants are not exercisable;

•	any circumstances that will cause the debt warrants to be deemed to be automatically exercised;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the debt warrants or related securities will be listed on any securities exchange;

•	whether the debt warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the debt warrants; and

•	any other terms of the debt warrants which are permitted under the warrant agreement.

Description of Universal Warrants
      Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level, or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus, or the debt or equity securities of third parties;

•	one or more currencies, currency units, or composite currencies;

•	one or more commodities;

•	any other financial, economic, or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.
We refer to each type of property described above as “warrant property.”
      We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	an amount of cash specified in the warrant agreement;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level, or value of the warrant property.
      The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.
      If universal warrants are offered, the applicable prospectus supplement will describe the terms of the universal warrants and the warrant agreement, including the following:

•	the offering price;

•	the currency in which the offering price will be payable;

•	the title and aggregate number of the universal warrants;

•	the nature and amount of the warrant property on which the cash value of the warrant will be based or calculated or that the universal warrants represent the right to buy or sell;

•	whether the universal warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	the price at which the warrant may be exercised or the warrant property may be purchased or sold, the currency, and the procedures and conditions relating to exercise;

•	whether the exercise price of the universal warrant may be paid in cash or by exchange of the warrant property or both, the method of exercising the universal warrants, and whether settlement will occur on a net basis or a gross basis;

•	the dates on which the right to exercise the universal warrants will commence and expire;

•	if applicable, a discussion of the U.S. federal income tax consequences;

•	whether the universal warrants or underlying securities will be listed on any securities exchange;

•	whether the universal warrants will be issued in global or certificated form;

•	the name of the warrant agent;

•	a description of the terms of any warrant agreement to be entered into between us and a bank or trust company, as warrant agent, governing the universal warrants;

•	if applicable, the minimum or maximum amount of universal warrants which may be exercised at any one time; and

•	any other terms of the universal warrants which are permitted under the warrant agreement.
Modification
      We and the warrant agent may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any inconsistent provision, or in any other manner we deem necessary or desirable and which will not affect adversely the interests of the holders. In addition, unless otherwise specified in the applicable prospectus supplement, we may modify or amend the warrant agreement and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected. However, unless otherwise specified in the applicable prospectus supplement, any such modification or amendment cannot change the exercise price in a manner materially adverse to the holders, reduce the amounts receivable upon exercise, cancellation, or expiration, shorten the time period during which the warrants may be exercised, or otherwise materially and adversely affect the exercise rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend the warrant agreement or the terms of the warrants, without the consent of each affected holder.
Merger, consolidation, sale or other dispositions
      If at any time there is a merger, consolidation, sale, transfer, conveyance or other disposition of all or substantially all of the assets of Eksportfinans, then in any such event the successor or assuming corporation shall succeed to and be substituted for Eksportfinans, with the same effect as if it had been so named in the warrant agreement and in the warrants. We will thereupon be relieved of any further obligation under the warrant agreement and warrants. We will notify the holders of the occurrence of any such event.
Enforceability of rights of holders; No Trust Indenture Act protection
      The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency or trust with the holders of the warrants. Any record holder or beneficial owner of a warrant, without anyone else’s consent, may enforce by appropriate legal action, on his or her own behalf, his or her right to exercise the warrant in accordance with its terms. A holder of a warrant will not be entitled to any of the rights of a holder of the debt securities or other securities or warrant property purchasable upon the exercise of the warrant, including any right to receive payments on those securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement, before exercising the warrant.
      No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.
Unsecured obligations
      Any warrants we issue will be our unsecured contractual obligations and will rank pari passu with our other unsecured contractual obligations and with our unsecured and unsubordinated debt.
Global securities
      Unless we specify otherwise in the applicable prospectus supplement, we will issue each warrant in global, or book-entry, form. This means that we will not issue actual notes or certificates to investors. Instead, we will issue global securities in registered form representing the entire issuance of warrants. Each global security will be registered in the name of a financial institution or clearing system that holds the global security as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the global securities on behalf of themselves or their customers.
      Because securities issued in global form are registered in the name of the depository, we will recognize only the depository as the holder of the warrants. This means that we will make all payments on the warrants, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are not obligated to pass these payments along under the terms of the warrants. Instead, they do so under agreements they have made with one another or with their customers.
      As a result, investors will not own warrants issued in book-entry form directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as the warrants are issued in global form, investors will be indirect owners, and not holders, of the warrants. The depository will not have knowledge of the actual beneficial owners of the warrants.
Certificates in registered form
      In the future, we may cancel a global security or we may issue warrants initially in non-global, or certificated, form. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the warrants unless

•	the depository notifies us that it is unwilling or unable to continue as depository for the global securities, or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any case we fail to appoint a successor to the depository within 60 calendar days; or

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities.
Street name owners
      When we issue actual notes or certificates registered in the names of the beneficial owners, investors may choose to hold their warrants in their own names or in street name. Warrants held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those warrants through an account that he or she maintains at that institution.
      For warrants held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the warrants are registered as the holders of those warrants, and we will make all payments on those warrants, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold warrants in street name will be indirect owners, not holders, of those warrants.
Legal holders
      Our obligations, as well as the obligations, if any, of the warrant agent, and any other third parties employed by us or the warrant agent, run only to the holders of the warrants. We do not have obligations to investors who hold beneficial interests in global securities, who hold the warrants in street name, or who hold the warrants by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a warrant or has no choice because we are issuing the warrants only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the warrant agreement, we would seek the approval only from the holders, and not the indirect owners, of the relevant warrants. Whether and how the holders contact the indirect owners is up to the holders.
      When we refer to “you” in this prospectus, we mean those who invest in the warrants being offered by this prospectus, whether they are the holders or only indirect owners of those warrants. When we refer to “your warrants” in this prospectus, we mean the warrants in which you will hold a direct or indirect interest.
Special considerations for indirect owners
      If you hold warrants through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your warrants and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise a warrant for cash, to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a warrant for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the warrants registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the warrants if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the warrants are in book-entry form, how the depository’s rules and procedures will affect these matters.
Depositories for global securities
      Each warrant issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we will select. A financial institution or clearing system that we select for this purpose is called the “depository” for that global security. A global security usually will have only one depository, but it may have more.
      Each series of warrants will have one or more of the following as the depositories:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the warrants on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the warrants on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution that we identify in the applicable prospectus supplement.
      The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.
      We will name the depository or depositories for your securities in the applicable prospectus supplement. If no depository is named, the depository will be DTC.

The Depository Trust Company
      The following is based on information furnished to us by DTC:
      DTC will act as securities depository for the warrants. The warrants will be issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security will be issued for each issue of the warrants, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.
      DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of U.S. and non-U.S. equity, corporate, and municipal debt issues, and money market instruments from over 85 countries that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of certificates representing securities. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
      Purchases of the warrants under the DTC system must be made by or through direct participants, which will receive a credit for the warrants on DTC’s records. The beneficial interest of each actual purchaser of each warrant is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmations providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial ownership interests in the warrants are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial ownership interests in the warrants, except if the use of the book-entry system for the warrants is discontinued.
      To facilitate subsequent transfers, all warrants deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of warrants with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the warrants; DTC’s records reflect only the identity of the direct participants to whose accounts such warrants are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of warrants may wish to take certain steps to ensure timely transmission to them of notices of significant events with respect to the warrants, such as proposed amendments to the documents under which the warrants are issued. For example, a beneficial owner of warrants may wish to ascertain that the direct or indirect participant holding the warrants for its benefit has agreed to obtain and transmit notices to beneficial owners.
      None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the warrants unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the warrants are credited on the regular record date. These participants are identified in a listing attached to the omnibus proxy.
      We will make any payments on the warrants in immediately available funds directly to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with warrants held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, us, the trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.
      DTC may discontinue providing its services as depository for the warrants at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated warrants.
      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Clearstream, Luxembourg and Euroclear
      Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.
      Euroclear and Clearstream, Luxembourg may be depositories for a global security sold or traded outside the United States. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
      Payments, deliveries, transfers, exchanges, notices, and other matters relating to the warrants made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg, on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.
      Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any warrants held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the warrants through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.
Special considerations for global securities
      As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg, if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of warrants. Instead, we deal only with the depository that holds the global security.
      If warrants are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the warrants to be registered in his or her own name, and cannot obtain physical certificates for his or her interest in the warrants, except in the special situations described above;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the warrants and protection of his or her legal rights relating to the warrants, as we describe above under “— Legal holders”;

•	an investor may not be able to sell interests in the warrants to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the warrants must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective; the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	neither we nor the warrant agent will be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we and the warrant agent do not supervise the depository in any way;

•	the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the warrants. Those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

PLAN OF DISTRIBUTION
      We may sell the warrants offered by this prospectus in one or more of the following ways:

•	through underwriters,

•	through dealers,

•	through agents, or

•	directly to purchasers.
      The distribution of the warrants may be carried out from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
      The prospectus supplement or, if applicable, the pricing supplement relating to any offering will include the following information:

•	the terms of the offering,

•	the names of any underwriters, dealers or agents,

•	the purchase price of, or consideration payable for, the warrants,

•	the net proceeds to us from the sale of the warrants,

•	any underwriting discounts or other underwriters’ compensation,

•	any discounts or concessions allowed or re-allowed or paid to dealers, and

•	any other information we think is important.
Sales through underwriters or dealers
      If we use underwriters in an offering using this prospectus, we will execute an underwriting agreement with one or more underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered warrants are subject to specified conditions precedent and that the underwriters will be obligated to purchase all of the offered warrants if they purchase any. Underwriters may sell those warrants through dealers. The underwriters may change the initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If we use underwriters in an offering of warrants using this prospectus, the related prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered warrants.
      We may grant to the underwriters an option to purchase additional offered warrants, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement or, if applicable, the pricing supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered warrants.
      If we use a dealer in an offering of warrants using this prospectus, we will sell the offered warrants to the dealer as principal. The dealer may then resell those warrants to the public or other dealers at a fixed price or varying prices to be determined at the time of resale.
Direct sales and sales through agents
      We may also use this prospectus to directly solicit offers to purchase warrants. In this case, no underwriters or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

      We may also sell the offered warrants through agents we designate from time to time. In the prospectus supplement, we will describe any commission payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Indemnification
      Underwriters, dealers or agents participating in a distribution of warrants using this prospectus may be deemed to be underwriters under the Securities Act. Pursuant to agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of warrants by use of this prospectus may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that those underwriters, dealers or agents may be required to make in respect of those liabilities.
Market making
      Certain broker-dealers may, but will not be obligated to, make a market in the securities of any series. They may also discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the warrants.
LEGAL MATTERS
      Unless otherwise specified, the validity of the warrants under New York law will be passed upon by Allen & Overy LLP, London, England. Unless otherwise specified the validity of the warrants under Norwegian law will be passed upon by Jens Olav Feiring, Esq., Executive Vice President and General Counsel of Eksportfinans. From time to time, Allen & Overy LLP performs legal services for Eksportfinans.
EXPERTS
      The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F/A for the year ended December 31, 2005, as filed on August 29, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers AS, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
      We have agreed to indemnify and hold harmless the directors and officers of Eksportfinans from and against costs, losses, claims, damages and liabilities under the Securities Act arising out of the offering covered hereby.
Item 9. Exhibits

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*
4.1	Form of Warrant Agreement
4.2	Form of warrants (included in Exhibit 4.1)
5.1	Opinion of Jens Olav Feiring, Esq. as to the validity of the warrants
5.2	Opinion of Allen & Overy LLP as to the validity of the warrants
8.1	Opinion of Allen & Overy LLP as to taxation*
8.2	Opinion of Wiersholm, Mellbye & Bech, advokatfirma AS as to Norwegian tax consequences*
23.1	Consent of Jens Olav Feiring, Esq. (included in Exhibit 5.1)
23.2	Consent of Allen & Overy LLP (included in Exhibit 5.2)
23.3	Consent of Allen & Overy LLP (included in Exhibit 8.1)
23.4	Consent of Wiersholm, Mellbye & Bech, advokatfirma AS (included in Exhibit 8.2)
23.5	Consent of PricewaterhouseCoopers AS
24.1	Powers of Attorney (included on signature pages)

*	To be provided supplementally in connection with offerings hereunder via a Current Report on Form 6-K.
Item 10. Undertakings

A.	Undertaking pursuant to Rule 415:
      The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and 1(c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this subparagraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Undertaking regarding filings incorporating subsequent Exchange Act documents by reference: The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Undertaking regarding filing of registration statement becoming effective upon filing: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oslo, Norway, on October 3, 2006.

EKSPORTFINANS ASA

By:	/s/ Tor F. Johansen

Name: Tor F. Johansen
Title: President and CEO
      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tor F. Johansen and Cecilie Haarseth and each of them (with full power in each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent registration statements, and any or all amendments (including post-effective amendments) to this Registration Statement or any such subsequent registration statement, and reports on Form 6-K relating thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file such subsequent registration statements and such amendments, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tor F. Johansen Tor F. Johansen	President and Chief Executive Officer	October 3, 2006

/s/ Cecilie Haarseth Cecilie Haarseth	Executive Vice President, Controller, principal financial officer and principal accounting officer	October 3, 2006

/s/ Erik Borgen Erik Borgen	Chairman of the Board of Directors	October 3, 2006

/s/ Baard Syrrist Baard Syrrist	Deputy Chairman of the Board of Directors	October 3, 2006

/s/ Live Haukvik Aker Live Haukvik Aker	Director	October 3, 2006

/s/ Bodil Hollingsæter Bodil Hollingsæter	Director	October 3, 2006

Signature	Title	Date

/s/ Cato A. Holmsen Cato A. Holmsen	Director	October 3, 2006

/s/ Lief Johan Laugen Lief Johan Laugen	Director	October 3, 2006

/s/ Tor Østbø Tor Østbø	Director	October 3, 2006

/s/ Gunvor Ulstein Gunvor Ulstein	Director	October 3, 2006

/s/ Arnfinn Vognild Arnfinn Vognild	Director	October 3, 2006

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF EKSPORTFINANS ASA
      Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Eksportfinans ASA has signed this registration statement in Washington, D.C. on October 3, 2006.

INNOVATION NORWAY

By:	/s/ Abraham Foss

Name: Abraham Foss
Title: Director Region Americas

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement*
4.1	Form of Warrant Agreement
4.2	Form of Warrants (included in Exhibit 4.1)
5.1	Opinion of Jens Olav Feiring, Esq. as to the validity of the warrants
5.2	Opinion of Allen & Overy LLP as to the validity of the warrants
8.1	Opinion of Allen & Overy LLP as to taxation*
8.2	Opinion of Wiersholm, Mellbye & Bech, advokatfirma AS as to Norwegian tax consequences*
23.1	Consent of Jens Olav Feiring, Esq. (included in Exhibit 5.1)
23.2	Consent of Allen & Overy LLP, London, United Kingdom (included in Exhibit 5.2)
23.3	Consent of Allen & Overy LLP, New York, New York (included in Exhibit 8.1)
23.4	Consent of Wiersholm, Mellbye & Bech, advokatfirma AS (included in Exhibit 8.2)
23.5	Consent of PricewaterhouseCoopers AS
24.1	Powers of Attorney (included on signature pages)

*	To be provided supplementally in connection with offerings hereunder via a Current Report on Form 6-K.